Exhibit 99.2

Recent Developments

Conversion and Redomestication

On June 15, 2026, LandBridge announced that its board of directors formed a special committee of independent directors (the “Special Committee”) to evaluate a potential conversion from a Delaware limited liability company to a Texas corporation (the “Conversion and Redomestication”), primarily driven by index eligibility considerations. On August 4, 2026, LandBridge’s board of directors, upon the recommendation of the Special Committee, unanimously adopted resolutions (i) approving the Conversion and Redomestication and the plan of conversion (the “Plan of Conversion”), (ii) directing that the Plan of Conversion be submitted for shareholder approval and (iii) establishing a record date of August 14, 2026 for determination of shareholders entitled to vote thereon. On August 14, 2026, LandBridge Holdings, which holds shares representing a majority of the total votes that may be cast generally in the election of directors by holders of all of its outstanding common shares, acted by written consent, in lieu of a meeting of shareholders, to approve the Plan of Conversion. We expect the Conversion and Redomestication to be completed during the fourth quarter of 2026, although we can provide no assurance that it will be completed or the timing thereof. In addition, there can be no assurance that if LandBridge is converted to a corporate entity, it will be included in any particular index or that any such index inclusion will generate the expected benefits.

As a result of the Conversion and Redomestication, the rights of holders of LandBridge’s securities may change, as its internal affairs will cease to be governed by Delaware law and will instead be governed by Texas law, and LandBridge will thereafter be governed by a Texas certificate of formation and Texas bylaws. The Conversion and Redomestication is not expected to have an impact on the Issuer’s obligations under the notes.

For a more complete description of the Conversion and Redomestication, please read the Information Statement (as defined below), which is incorporated by reference herein.

Recent Acquisitions

In September 2026, the Company acquired more than 24,000 surface acres and related assets for approximately $261.2 million (the “Recent Acquisitions”), including the closing of the previously announced acquisition of the surface acres underlying the NDB landfill and entry with WaterBridge into a long-term surface use agreement for the continued use of certain acreage to support an environmental waste management facility concurrently acquired by WaterBridge. The acquired assets also include related fee minerals and mineral classified surface interests with a track record of consistent production that expands both LandBridge’s surface ownership as well as its participation in oil and gas royalties across a portion of the position. The Company funded the Recent Acquisitions using cash on hand and borrowings under the 2025 Revolving Credit Facility.

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[As used below, “as further adjusted” columns give effect to (i) this offering and the use of proceeds therefrom; and (ii) the Recent Acquisitions and the financing thereof.]

Non-GAAP Financial Measures

We use certain financial measures that are not calculated in accordance with GAAP in this offering memorandum, including Adjusted EBITDA, Adjusted EBITDA Margin, Free Cash Flow, Free Cash Flow Margin, Covenant EBITDA, Net Debt and Net Leverage. Although these non-GAAP financial measures are important factors in assessing our operating results, cash flows, overall financial flexibility and capital structure, they should not be considered in isolation or as a substitute for net income or gross margin or any other measures presented under GAAP.

Adjusted EBITDA, Adjusted EBITDA Margin and Covenant EBITDA

Adjusted EBITDA and Adjusted EBITDA Margin are used by our management and by external users of our financial statements, such as investors, research analysts and others, to assess the financial performance of our assets over the long term to generate sufficient cash to return capital to equity holders or service indebtedness. We define Adjusted EBITDA as net income (loss) before interest; taxes; depreciation, depletion and amortization; share-based compensation; non-recurring transaction-related expenses; litigation settlements and expenses incurred outside of the ordinary course of business; debt modification and extinguishment costs; gains or losses on disposal of assets; and other non-cash or non-recurring expenses. We define Adjusted EBITDA Margin as Adjusted EBITDA divided by total revenues.

Covenant EBITDA is used by our management and by external users of our financial statements, such as investors, research analysts and others, to assess our compliance with debt covenants and our ability to service our indebtedness. We define Covenant EBITDA as Adjusted EBITDA plus or minus material project adjustments or pro forma adjustments included in our covenant calculations. Material project adjustments allow a percentage (based on the then-current completion percentage of such material project) of an amount determined by the Company and approved by the Administrative Agent under the 2025 Revolving Credit Facility as the projected consolidated EBITDA attributable to such material project for the first 12-month period following the scheduled commercial operation date of such material project. Pro forma adjustments are adjustments with respect to any inclusion of impact to EBITDA from an asset acquisition or exclusion of impact to EBITDA from an asset divestiture.

Management believes Adjusted EBITDA and Adjusted EBITDA Margin are useful because these supplemental non-GAAP financial measures allow us to more effectively evaluate our operating performance and compare the results of our operations from period to period, and against our peers, without regard to our financing methods or capital structure. We exclude the items listed above from net income (loss) in arriving at Adjusted EBITDA, Adjusted EBITDA Margin and Covenant EBITDA because these amounts can vary substantially from company to company within our industry depending upon accounting methods, book values of assets, capital structures and the method by which the assets were acquired.

Management believes that Covenant EBITDA is a useful metric for investors as it monitors our covenant compliance and the sustainability of our debt levels.

The following tables set forth reconciliations of net income (loss) as determined in accordance with GAAP to Adjusted EBITDA, Adjusted EBITDA Margin and Covenant EBITDA for the periods indicated.

	Six Months Ended June 30		Year Ended December 31
	2026	2025	2025	2024	2023
Net income (loss)	$48,917	$33,934	$72,399	$(41,479)	$63,172
Adjustments:
Depreciation, depletion and amortization	8,799	5,146	11,470	8,875	8,762
Interest expense, net	18,701	15,856	32,706	23,335	7,016
Income tax expense	5,691	3,749	9,066	1,875	370

EBITDA	82,108	58,685	125,641	(7,394)	79,320

Adjustments:
Share-based compensation – Incentive Units(1)	17,966	17,989	36,508	91,307	(17,230)
Share-based compensation – RSUs	4,538	4,422	8,811	4,028	—
Transaction-related expenses(2)	—	135	5,955	1,266	598

	Six Months Ended June 30		Year Ended December 31
	2026	2025	2025	2024	2023
Non-recurring expenses(3)	—	—	—	7,825	—
Other	—	—	256	37	116

Adjusted EBITDA	$104,612	$81,231	$177,171	$97,069	$62,804

Net income (loss) margin	42%	37%	36%	(38)%	87%
Adjusted EBITDA Margin	89%	89%	89%	88%	86%

(1)

Share-based compensation - Incentive Units for the year ended December 31, 2025, consists only of management incentive units consisting of time-based awards of profits interests in LandBridge Holdings (“LBH Incentive Units”). Share-based compensation - Incentive Units for the year ended December 31, 2024, consists of $18.7 million related to the LBH Incentive Units, and $72.6 million related to the incentive units consisting of time-based awards of profits interests in WaterBridge NDB LLC (“NDB Incentive Units”). Share-based compensation - Incentive Units for the year ended December 31, 2023, consists only of the NDB Incentive Units. NDB Incentive Units were liability awards resulting in periodic fair value remeasurement prior to the division of the then-current sole member of LandBridge, WaterBridge NDB LLC, into two Delaware limited liability companies. Subsequent to the IPO, any actual cash expense associated with the LBH Incentive Units is borne solely by LandBridge Holdings and not LandBridge. Distributions attributable to LBH Incentive Units are based on returns received by investors of LandBridge Holdings once certain return thresholds have been met and are neither an obligation of LandBridge nor taken into consideration for distributions to investors in LandBridge.

(2)

Transaction-related expenses for the year ended December 31, 2025, consist of $4.9 million resulting from debt amendments and extinguishments, $0.8 million related to LandBridge Holdings redemption of 2,500,000 OpCo Units (together with a cancellation of a corresponding number of Class B shares), for an equivalent amount of Class A shares and $0.4 million of other transaction-related costs. For the year ended December 31, 2024, transaction-related expenses consisted of $0.4 million resulting from debt amendments, $0.3 million of entity structuring, $0.2 million of non-capitalizable IPO-related charges and $0.2 million of other transaction-related costs.

(3)	Non-recurring expenses for the year ended December 31, 2024 consist primarily of $5.0 million in IPO-related employee bonuses and $2.6 million related to a contract termination payment.

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net income	$31,049	$17,868	$18,174	$20,291	$18,475
Adjustments:
Depreciation, depletion, and amortization	4,374	4,425	3,740	2,584	2,545
Interest expense, net	9,190	9,511	8,961	7,889	7,879
Income tax expense	3,902	1,789	2,611	2,705	2,148

EBITDA	48,515	33,593	33,486	33,469	31,047
Adjustments:
Share-based compensation - LBH Management Units(1)	8,964	9,002	9,375	9,144	9,044
Share-based compensation - RSUs	2,276	2,262	2,308	2,081	2,227
Transaction-related expenses(2)	—	—	5,820	—	135
Other	—	—	100	156	—

Adjusted EBITDA	$59,755	$44,857	$51,089	$44,850	$42,453

Net income margin	46%	35%	32%	40%	39%
Adjusted EBITDA Margin	89%	88%	90%	88%	89%

(1)

Time-based profits interests previously referred to as “LBH Incentive Units” are now termed “LBH Management Units,” reflecting a 2026 recapitalization of LandBridge Holdings’ equity into a single unit class. The terms, vesting, and value of these awards were unchanged.

(2)

Transaction-related expenses consist of non-capitalizable costs associated with completed or attempted acquisitions, debt amendments and extinguishments, equity or ownership structure transactions and other transaction-related costs.

	Actual	As Adjusted(1)
	Twelve Months Ended June 30, 2026
Adjusted EBITDA	$200,551	$200,551
Covenant EBITDA Adjustments:(2)
Covenant Addbacks	11	11
Pro Forma Adjustments	5,205	32,024

Covenant EBITDA	$205,767	$232,586

	Actual	As Adjusted(1)
	Annualized Three Months Ended June 30, 2026(3)
LQA Adjusted EBITDA	$239,020	$239,020
Pro Forma EBITDA Adjustments:(2)
Pro Forma Adjustments	—	26,819

LQA Adjusted EBITDA, including Pro Forma Adjustments	$239,020	$265,839

(1)	As adjusted as described under “Capitalization.”
(2)

Reflects covenant addbacks and pro forma adjustments included in our Covenant EBITDA calculation under our 2025 Revolving Credit Facility. Pro forma adjustments in the Actual column of $5.2 million represent EBITDA attributable to the 1918 Ranch acquisition for the portion of the LTM period prior to its close in the fourth quarter of 2025. Pro forma adjustments in the As Adjusted column of $32.0 million consist of that same 1918 Ranch EBITDA together with estimated EBITDA attributable to the Recent Acquisitions. No pro forma adjustment for the 1918 Ranch acquisition is required in the LQA Adjusted EBITDA presentation given the acquisition closed prior to the annualized quarter and its results are fully reflected in LQA Adjusted EBITDA on an actual basis. Accordingly, the $26.8 million pro forma adjustment in the As Adjusted column of that presentation consists solely of estimated EBITDA attributable to the Recent Acquisitions, determined on a last-twelve-months basis in accordance with our 2025 Revolving Credit Facility. Estimated EBITDA for the Recent Acquisitions is based on historical financial information provided by the sellers, has not been reviewed or audited by an independent auditor, and is subject to change.

(3)

Last quarter annualized (“LQA”) figures are calculated by multiplying the applicable results for the three months ended June 30, 2026, by four. The LQA figures are not necessarily indicative of the results that may be expected for the year ending December 31, 2026 or any other future period.

Free Cash Flow and Free Cash Flow Margin

Free Cash Flow and Free Cash Flow Margin are used by our management and by external users of our financial statements, such as investors, research analysts and others, to assess our ability to repay our indebtedness, return capital to our shareholders and fund potential acquisitions without access to external sources of financing for such purposes. We define Free Cash Flow as cash flow from operating activities less investment in capital expenditures. We define Free Cash Flow Margin as Free Cash Flow divided by total revenues.

Management believes Free Cash Flow and Free Cash Flow Margin are useful because these supplemental non-GAAP financial measures allow for an effective evaluation of both our operating and financial performance, as well as the capital intensity of our business, and subsequently, the ability of our operations to generate cash flow that is available to distribute to our shareholders, reduce leverage or support acquisition activities.

The following table sets forth a reconciliation of cash flows from operating activities as determined in accordance with GAAP to Free Cash Flow and Free Cash Flow Margin, respectively, for the periods indicated.

	Six Months Ended June 30		Year Ended December 31
	2026	2025	2025	2024	2023
Net cash provided by operating activities	$82,491	$53,245	$126,273	$67,636	$53,042
Net cash used in investing activities	(13,422)	(19,946)	(233,074)	(724,352)	(2,772)

Cash provided by (used in) operating and investing activities	$69,069	$33,299	$(106,801)	$(656,716)	$50,270
Adjustments:
Acquisitions	12,166	18,762	229,048	723,367	—
Proceeds from disposal of assets	(55)	(125)	(210)	—	(11)

Free Cash Flow	$81,180	$51,936	$122,037	$66,651	$50,259

Operating Cash Flow Margin(1)	70%	58%	63%	62%	73%

Free Cash Flow Margin	69%	57%	61%	61%	69%

(1)	Operating cash flow margin is calculated by dividing net cash provided by operating activities by total revenue.

	Three Months Ended
	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025	June 30, 2025
Net cash provided by operating activities	$41,371	$41,120	$38,116	$34,912	$37,332
Net cash used in investing activities	(11,274)	(2,148)	(212,021)	(1,107)	(2,079)

Cash provided (used in) by operating and investing activities	30,097	38,972	(173,905)	33,805	35,253
Adjustments:
Acquisitions	10,171	1,995	210,281	5	944
Proceeds from disposal of assets	(28)	(27)	—	(85)	(105)

Free Cash Flow	$40,240	$40,940	$36,376	$33,725	$36,092

Operating cash flow margin(1)	62%	81%	67%	69%	79%
Free Cash Flow Margin	60%	80%	64%	66%	76%

(1)	Operating cash flow margin is calculated by dividing net cash provided by operating activities by total revenue.

Net Debt and Net Leverage

We define Net Debt as total debt less available cash. Net Debt is an important component in the calculation of the Ratio of Net Debt to Covenant EBITDA. Management believes that Net Debt is a meaningful non-GAAP financial measure useful to investors because it is used to assess our overall financial flexibility, capital structure and leverage. Furthermore, management believes that the Ratio of Net Debt to Covenant EBITDA is a useful metric for investors as it monitors the sustainability of our debt levels and our ability to take on additional debt against Covenant EBITDA, which is used as an operating performance measure.

We define Net Leverage as Net Debt divided by Covenant EBITDA. Management believes that Net Leverage is a useful metric for investors as it monitors the sustainability of our debt levels and our ability to take on additional debt against Covenant EBITDA, which is used as an operating performance measure.

The following tables set forth a reconciliation of total debt as determined in accordance with GAAP to Net Debt.

	Actual	As Adjusted(1)
	As of June 30, 2026
Balance Sheet Data (at end of period):
Existing 2030 Notes	$500,000	$600,000
2025 Revolving Credit Facility	45,000	183,529
Other	219	219

Total Debt	$545,219	$783,748
Cash and Cash Equivalents	(39,797)	(15,000)

Net Debt	$505,422	$768,748

Covenant EBITDA	$205,767	$232,586

LQA Adjusted EBITDA	$239,020	$265,839

Credit Metrics Using Covenant EBITDA:
Net Secured Debt / Covenant EBITDA	0.0x	0.7x
Net Total Debt / Covenant EBITDA	2.5x	3.3x
Credit Metrics Using LQA Adjusted EBITDA:
Net Secured Debt / LQA Adjusted EBITDA	0.0x	0.6x
Net Total Debt / LQA Adjusted EBITDA	2.1x	2.9x

(1)	As adjusted as described under “Capitalization.”